UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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TEGNA INC.

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April 15, 2021

Dear Fellow Shareholder,

TEGNA is off to a strong start in 2021, building on our record performance in 2020, including significant operational achievements that reflect the successful execution of our strategy and continued progress advancing our Environmental, Social, and Governance (ESG) policies.

As demonstrated by the strong preliminary first quarter results and increased 2021 guidance we just announced, TEGNA is well positioned for continued growth. We are accelerating our momentum by continuing the successful execution of the five-pillar strategy we put in place years ago. This strategy – aimed at maximizing the long-term value of your investment – is focused on organic and inorganic growth opportunities, paying down debt, and returning capital to shareholders. Moreover, we have also set aggressive goals to hold ourselves accountable for the additional progress we are seeking to achieve in improving Diversity, Equity, and Inclusion (DE&I) at TEGNA.

TEGNA’s 2021 Annual Meeting of Shareholders will be held virtually on May 7, 2021. We are asking for your vote to reelect TEGNA’s highly qualified, engaged and diverse directors using the GOLD proxy card so that the Board and management team can continue to execute the company’s strategy to maximize value for ALL shareholders.

TEGNA IS FIRING ON ALL CYLINDERS AND DELIVERING OUTPERFORMANCE

Despite a challenging macroeconomic environment, TEGNA delivered record operating and financial results in 2020 due to our excellent execution, allowing us to exceed our 2020 pre-pandemic guidance for all of our key financial metrics.

Record Revenue

•	28 percent YoY total revenue growth to $2.9 billion

•	Record political advertising revenue of $446 million, up 91 percent compared to the previous even year cycle in 2018

•	28 percent YoY subscription revenue growth to $1.3 billion

Record EBITDA

•	$1 billion Adjusted EBITDA[1]; Adjusted EBITDA margin of ~35 percent; 45 percent YoY EBITDA growth

•	On-track to deliver management’s previously announced cost-savings program months ahead of schedule; cost saving efforts to result in $50M of annualized cost savings in 2021[2]

•	On-schedule integration of acquired stations resulted in significant incremental EBITDA

Record Free Cash Flow

•	Generated free cash flow of $741 million; 21 percent free cash flow as a percentage of 2019/2020 revenue[3]

•	Strengthened balance sheet and increased financial flexibility to invest for growth

•	Reduced leverage from 4.92x at the end of 2019 to 3.95x at the end of 2020, and expect to further reduce it to low 3x by the end of 2021

Looking ahead, we anticipate this positive momentum will continue. Our recently increased guidance reflects expectations for continued operational excellence, strong growth prospects, clear visibility into our future cash flows, and commitment to prudent expense management.

Well-Positioned to Accelerate Growth and Deliver Value in 2021

•	Delivered a record Q1 2021:

•	Revenue expected to be $727 million, up 6 percent YoY

•	GAAP net income expected to be $113 million or $0.51 per share

•	Non-GAAP net income[4] expected to be $115 million, up 23 percent YoY, and non-GAAP diluted EPS[4] expected to be $0.52, up 21 percent

•	Adjusted EBITDA[4] expected to be $231 million, up nine percent YoY

•	Free cash flow[4] expected to be $159 million, up 12 percent YoY

•	Reaffirmed our previously announced[5] 2021 guidance metrics while increasing guidance for free cash flow as a percentage of estimated combined 2020-2021 revenue to an expected 21-22 percent

•

Ongoing benefit of high-margin, durable subscription revenues, with net subscription profits expected to grow mid-to high-twenties percent in 2021 due to the successful repricing of subscribers at leading Big Four rates

•	Strong balance sheet and liquidity position to capitalize on organic and inorganic growth opportunities

•	Continued expansion of high-growth digital businesses – 40+ percent 2020 revenue growth from proprietary OTT ad business, Premion, and similar rate expected in 2021

•	Announced $300 million, three-year share repurchase program and 36 percent increase in our quarterly dividend beginning July 1st

TEGNA’s track record of financial and operational performance is attributable to successful execution of our strategy by our experienced management team and active oversight by our highly engaged Board of Directors. Since becoming a pure-play broadcast company in 2017, TEGNA has delivered 2-year and 3-year Total Shareholder Return (TSR) outperformance of 52 and 32 percent6, respectively, relative to peer medians7 as well as a strong 1-year TSR even with the takeover noise in our stock throughout early 2020. Notably, our share price recently reached an all-time high since becoming a pure play8.

But don’t just take our word for it. Research analysts agree9:

“…we remain impressed with the healthy retrans growth and robust performance at Premion.” – J.P. Morgan (1/6/21)

“A quality Broadcast story has only gotten better.” – Wells Fargo (2/1/21)

“With no maturities until 2024 the company will have optionality this year in terms of capital allocation.” – Wells Fargo (3/1/21)

“We have long viewed TEGNA as one of the best run companies in the group…” – Huber (3/2/21)

“TGNA pre-announced 1Q21 … We view this as another solid pronouncement from TGNA where quarterly numbers continue to grind higher with each subsequent print” – Wells Fargo (4/14/21)

TEGNA IS AN INDUSTRY LEADER IN ESG

Not only is TEGNA committed to continuing to drive strong business results – we are doing it the right way. We have a track record of industry-leading ESG practices and have successfully integrated these considerations into our overall strategy across four key areas: Social Capital, Human Capital, Corporate Governance and Environmental. These practices, which we are continually working to improve upon, strengthen our business while also protecting and enhancing TEGNA’s long-term value to our shareholders, our employees, and the communities we serve.

Under the Board’s leadership and oversight, we have taken actions to further improve our standards in each of these areas:

Our long-standing commitment to DE&I is evident in the composition of the Board and management team and is exemplified by the numerous initiatives TEGNA and our stations have executed to enhance our work on these issues throughout our organization. In 2020, we accelerated our efforts by:

•	Appointing a Chief Diversity Officer to drive intentional actions to ensure our inclusive values resonate across TEGNA.

•

Launching a Diversity & Inclusion Working Group comprised of 17 diverse employees from across the company focused on increasing racial diversity, ensuring diverse perspectives are embraced, identifying and combating unconscious bias through education, launching training programs and enhanced policies, and elevating issues and opportunities for more inclusion at all levels. This group hosts a monthly companywide learning and discussion series on diversity and inclusion.

•

Conducting 33 town hall meetings at local stations in 2020 on race, diversity, and inclusion, and establishing DE&I teams at over half of our stations, to hear directly from employees about their experiences and perspectives working at TEGNA.

TEGNA’s Board of Directors has embedded active DE&I oversight into the specific responsibilities for each Board Committee:

•

The Leadership Development & Compensation Committee is responsible for monitoring TEGNA’s performance in diversity, inclusion and equal employment opportunity, supporting our commitment to DE&I and the continuing enhancement of our efforts to achieve and maintain diversity among employees and management

•	The Nominating & Governance Committee is responsible for overseeing the racial, ethnic and gender diversity of the Board

•

The Public Policy and Regulatory Committee is responsible for reviewing with management TEGNA’s approach to, and initiatives and support for, promoting racial and ethnic diversity in our news and other content, through inclusive journalism and racial and ethnic diversity in our editorial decision-making and leadership

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The Audit Committee is responsible for monitoring TEGNA’s finance and asset management-related diversity and inclusion efforts, including our investments and purchases involving minority-owned businesses

We have made meaningful progress to date to improve DE&I, but we know there’s more to do. Among these additional efforts (see https://www.tegna.com/corporate-social-responsibility/) are:

•	Establishing aggressive quantitative goals to increase BIPOC representation at TEGNA by 2025

•

Beginning training programs in 2021 for all employees to foster greater awareness and understanding on a range of topics, including unconscious and implicit bias, microaggressions, systemic racism, and social injustice

•	Developing and launching a unique program to drive inclusivity in our storytelling and coverage of the communities we serve for all content teams and leaders

We have also enhanced our ESG reporting and transparency, including adopting the Sustainability Accounting Standards Board’s (SASB) disclosure standards for our industry as part of our 2020 Social Responsibility Highlights report. In 2021, we plan to conduct a Task Force on Climate-related Financial Disclosures gap analysis to develop goals and set action plans for greenhouse gas emissions.

STANDARD GENERAL’S PROXY FIGHT IS MISGUIDED AND UNWARRANTED

TEGNA’s Board and management team welcome feedback from all shareholders and we appreciate the many constructive conversations we have had over the past year. In contrast, Standard General has repeatedly refused meaningful engagement with TEGNA, despite our numerous invitations.

Though Standard General has shown little interest in engaging with TEGNA’s Board or executives, it is yet again waging a misguided and unwarranted proxy campaign replete with false and misleading statements about our business, Board, and management. With no discussion with TEGNA, Standard General nominated directors for the 2021 Annual Meeting on the last day before the shareholder nomination deadline.

Standard General has not presented any new ideas to increase value for TEGNA shareholders, yet it wrongly seeks to take credit for the operational and financial results generated by the effective execution of TEGNA’s strategy by our highly qualified, engaged and diverse Board, strong management team, and dedicated employees.

Meanwhile, as it runs a proxy contest, Standard General has reduced its investment in TEGNA by more than 20 percent (totaling ~$90 million worth of shares) since nominating directors, including selling ~$40 million of shares after the record date.

TEGNA shareholders should ask themselves – does Standard General really have your best interests in mind?

Driven by our strong business momentum, TEGNA shares recently reached an all-time high since becoming a pure play8. Your company is well positioned to continue to increase shareholder value. Your vote is important to protecting the value of your investment in TEGNA.

Thank you for your continued support.

Howard D. Elias Chairman of the Board	Dave Lougee President and Chief Executive Officer

If you have any questions about how to vote your shares,

please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

1(877) 687-1865 (toll-free from the U.S. and Canada), or

+1(412) 232-3651 (from other countries)

Remember, please do not vote using any white card you may receive from Standard General. Use only the GOLD proxy card to vote TODAY for all of TEGNA’s highly qualified, engaged and diverse directors.

Due to continuing delays in the postal system, we encourage all shareholders to vote electronically whenever possible by following the simple instructions on the enclosed GOLD proxy card.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services, Internet service providers or other media.

Important Additional Information

TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2021 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2021 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders are also able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the Company’s website, https://www.tegna.com.

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[1]

The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity income (loss) in unconsolidated investments, net, (5) other non-operating items, net, (6) workforce restructuring expense, (7) M&A due diligence costs, (8) acquisition-related costs, (9) advisory fees related to activism defense, (10) spectrum repacking reimbursements and other, net, (11) depreciation and (12) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). A reconciliation of Adjusted EBITDA, a Non-GAAP financial measure, to GAAP net income may be found on page 33 in TEGNA’s Form 10-K, filed March 1, 2021.

[2]	Expected 2021 EBITDA margin expansion directly attributed to 2020 cost savings initiatives. Excludes margin impact from other growth investments including Premion.
[3]

Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. A reconciliation of free cash flow to GAAP net income may be found on page 33 in TEGNA’s Form 10-K filed on March 1, 2021.

[4]	Refer to TEGNA’s Form 8-K filed on April 14, 2021 for reconciliation of this non-GAAP measure to the most comparable GAAP measure.
[5]	http://investors.tegna.com/news-releases/news-release-details/tegna-provides-full-year-2021-guidance-announces-record
[6]	As of 4/14/21; assumes regular dividends are re invested at the ex-dividend date.
[7]	Median of broadcast peers including Nexstar, Sinclair, Gray, Scripps and Meredith.
[8]	Refers to closing price of $20.62 achieved on March 19, 2021.
[9]	Permission to use quotes neither sought nor obtained.